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                                                                   EXHIBIT 10.18
                             INTEGRITY INCORPORATED
                  2002 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


         1. PURPOSE. The purpose of the Integrity Incorporated 2002 Stock Option Plan for Outside Directors (the "Plan") is to advance the interests of Integrity Incorporated (the "Company") by encouraging ownership of the Company's $0.01 par value Class A common stock (the "Common Stock") by non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

         2. ADMINISTRATION. Grants of options under this Plan are automatic. This Plan is intended to be a "formula plan" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly. The Company's Board of Directors or a committee appointed by the Board of Directors composed of at least two members of the Board of Directors (which may be the Compensation Committee of the Board of Directors) shall have complete and conclusive authority to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

         3. ELIGIBILITY. Except as provided otherwise in this Paragraph 3, options under the Plan shall be granted in accordance with Paragraph 5 to each member of the Company's Board of Directors who is not a current or former employee of the Company or a member of the immediate family of a current or former employee of the Company (an "Outside Director"); provided that shares of Common Stock remain available for grant hereunder in accordance with Paragraph
4. An Outside Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

         4. SHARES SUBJECT TO PLAN. The shares subject to the Plan shall be authorized but unissued or reacquired shares of the Company's Common Stock. Subject to adjustment in accordance with the provisions of Paragraph 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be 60,000 and the initial adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 60,000 authorized but unissued, or reacquired, shares of Common Stock for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan.


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         5.       Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form as shall comply with and be subject to the following terms and conditions:

         (a) Grant. As of the day following each annual meeting of the stockholders of the Company, beginning in 2002, each Outside Director who is serving in such capacity as of such date shall be granted an option to purchase 5,000 shares of the Company's Common Stock, subject to adjustment pursuant to
Section 6. Each such day that options are to be granted under the Plan is referred to hereinafter as a "Grant Date."

         If on any Grant Date, shares of Common Stock are not available under this Plan to grant to Outside Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Outside Director shall receive an option (a "Reduced Grant") to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available under the Plan divided by the number of Outside Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

         If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was an Outside Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Outside Director") shall receive an additional option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the options granted to the Continuing Outside Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Outside Director's additional option plus any prior Reduced Grant to the Continuing Outside Director on the applicable Grant Date shall not exceed 5,000 shares of Common Stock (subject to adjustment pursuant to paragraph 6). If more than one Reduced Grant has been made, available options shall be granted beginning with the earliest such Grant Date.

         (b) Option Price. The option price for each option granted under the Plan shall be the Fair Market Value (as defined below) of the shares of Common Stock subject to the option on the date of grant of the option. For purposes of the Plan, the "Fair Market Value", on any date, means the closing sales price of the Stock as reported on a securities exchange or the Nasdaq National Market or Nasdaq Small Cap Market on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, provided that if it is determined that the fair market value is not properly reflected by such market quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.



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         (c)      Medium and Time of Payment. The option price shall be payable in full upon the exercise of an option in cash or by check. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In no event may shares of Common Stock be used as payment of the exercise price of the option.

         (d) Term. Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date five (5) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

         (e) Exercisability. Each option granted under the Plan shall, unless earlier terminated as provided hereinafter in Section 5(g), become exercisable on the date six (6) months and one day following the date of grant.

         (f) Method of Exercise. All options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company's principal place of business. Except in the case of a "cashless exercise" through a broker, such written notice shall be accompanied by payment in full of the option price for the shares for which such option is being exercised. In the case of a "cashless exercise," payment in full of the option price for the shares for which such option is being exercised shall be paid in cash by the broker from the sale proceeds. The Company shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying options granted under this Plan.

         (g)      Effect of Termination of Directorship or Death.

                  (i) Termination of Directorship. Upon termination of any Grantee's membership on the Board of Directors of the Company for any reason other than for cause or death, the options held by the Grantee under the Plan shall terminate ninety (90) days following the date of termination of the Grantee's membership on the Board or, if earlier, on the date of expiration of the options as provided by Paragraph 5(d) of the Plan. If the Grantee exercises the options after termination of the Grantee's service on the Board of Directors, the Grantee may exercise the options only with respect to the shares that were otherwise exercisable on the date


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         of termination of the Grantees' service on the Board. Such exercise otherwise shall be subject to the terms and conditions of the Plan. If the Grantee's membership on the Board of Directors is terminated for cause, all options granted to such Grantee shall expire upon such termination.

                  (ii) Death. In the event of the death of a Grantee, the Grantee's personal representatives, heirs or legatees (the "Grantee's Successors") may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Company of their authority. The Grantee's Successors must exercise any such options within one (1) year after the Grantee's death and in any event prior to the date on which the options expire as provided by Paragraph 5(d) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan.

         (h) Nonassignability of Option Rights. No option shall be assignable or transferable by the Grantee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. During the lifetime of the Grantee, the option shall be exercisable only by the Grantee.

         (i) Rights as Stockholder. Neither the Grantee nor the Grantee's Successors shall have rights as a stockholder of the Company with respect to shares of Common Stock covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such shares.

         (j) No Options after Ten Years. No options shall be granted except within a period of ten (10) years after the effective date of the Plan.

         6.       ADJUSTMENTS.

         (a) Certain Recapitalizations. If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be automatically and appropriately adjusted, including the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

         (b) Certain Reorganizations. In the event of: (i) a merger or consolidation in which the Company is not the surviving corporation; (ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash other otherwise; or (iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the


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Company entitled to vote are exchanged, then any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan. Notwithstanding the foregoing, in the event the surviving corporation does not assume such options or substitute similar options for those outstanding under the Plan, then the vesting of outstanding options shall be accelerated in full, the holders of such options shall be given reasonable opportunity to exercise the options prior to the consummation of such transaction, and such options shall be terminated if not exercised prior to the consummation of such transaction. If there is no surviving corporation, all outstanding options shall expire.

         7.       EFFECTIVE DATE AND TERMINATION OF PLAN.

         (a) Effective Date. The Plan shall become effective as of the date that it is approved by the stockholders of the Company. From and after the effective date of this Plan, no further awards will be made under the Integrity Music, Inc. 1994 Stock Option Plan for Outside Directors.

         (b) Termination. The Plan shall terminate ten (10) years after its effective date, but the Board of Directors may terminate the Plan at any time prior to such date. Termination of the Plan shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan unless the Grantee shall so consent.

         8. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

         9. AMENDMENT. The Board of Directors of the Company by majority vote may amend the Plan; provided, however, that without the approval of the stockholders of the Company, no such amendment shall:

         (a) change the maximum number of shares of Common Stock as to which options may be granted under the Plan (except by operation of the adjustment provisions of the Plan); or

         (b) extend the date on which the Plan will terminate as provided by Paragraph 7(b) of the Plan; or

         (c) change the number of shares of Common Stock subject to each option; or

         (d) change the option price as provided under Paragraph 5(b) of the Plan; or

         (e) change the provisions of Paragraph 3 of the Plan relating to the determination of persons to whom options may be granted.


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         Any amendment to the Plan shall not, without the written consent of the
Grantee, affect such Grantee's rights under any option theretofore granted under the Plan to such Grantee.

         The foregoing is hereby acknowledged as being the Integrity Incorporated 2002 Stock Option Plan for Outside Directors as adopted by the Board of Directors of the Company on February 15, 2002, and to be submitted to the Company's stockholders at the 2002 Annual Meeting of Stockholders.

                                  INTEGRITY INCORPORATED


                                  By:
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                                           P. Michael Coleman
                                           President


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